TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit 10.9

Execution Version

STORAGE SERVICES AGREEMENT

dated as of

OCTOBER 30, 2014

by and between

SOLAR GAS, INC.,

as Customer,

and

HESS MENTOR STORAGE LLC,

as Provider

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

i

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

TABLE OF CONTENTS

		Page
Section 14.1	Assignment of Rights and Obligations under this Agreement	16
Section 14.2	Pre-Approved Assignment	16

ARTICLE 15 CUSTOMER GUARANTEE; ADEQUATE ASSURANCES		17

Section 15.1	Customer Guarantee	17
Section 15.2	Adequate Assurances	17

ARTICLE 16 MISCELLANEOUS		17

Section 16.1	Relationship of the Parties	17
Section 16.2	Notices; Voice Recording	17
Section 16.3	Expenses	18
Section 16.4	Waivers; Rights Cumulative	18
Section 16.5	Confidentiality	119
Section 16.6	Entire Agreement; Conflicts	19
Section 16.7	Amendment	19
Section 16.8	Governing Law; Disputes	19
Section 16.9	Parties in Interest	20
Section 16.10	Preparation of Agreement	20
Section 16.11	Severability	20
Section 16.12	Operating Terms; Service Interface Rules	20
Section 16.13	Counterparts	20

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

APPENDICES AND EXHIBITS

APPENDIX I	OPERATING TERMS AND CONDITIONS
APPENDIX II	DEFINITIONS
APPENDIX III	SERVICE INTERFACE RULES
APPENDIX IV	PRODUCT SPECIFICATIONS

EXHIBIT A-1	MENTOR CAVERN
EXHIBIT A-2	MENTOR FACILITIES
EXHIBIT B	RECEIPT POINTS
EXHIBIT C	DELIVERY POINTS
EXHIBIT D	INSURANCE
EXHIBIT E	CUSTOMER GUARANTEE
EXHIBIT F	ADDRESSES FOR NOTICE PURPOSES
EXHIBIT G	FEES

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

STORAGE SERVICES AGREEMENT

THIS STORAGE SERVICES AGREEMENT (as the same may be amended from time to time in accordance herewith, this “Agreement”) is made as of October 30, 2014 (the “Execution Date”), but effective for all purposes as of January 1, 2014 at 12:01 a.m. CCT (the “Effective Time”), by and between Solar Gas, Inc., a Nevada corporation (“Customer”), and Hess Mentor Storage LLC, a Delaware limited liability company (“Provider”). Customer and Provider are sometimes together referred to in this Agreement as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, Provider owns, operates and maintains the Mentor System (as defined herein), which allows Provider to (a) receive and unload Product (as defined herein) via rail from various receipt point(s), (b) provide storage of Product in the Mentor Cavern (as defined herein), and (c) redeliver and load Product via truck or rail at various loading and/or delivery point(s).

WHEREAS, Customer owns or Controls, and has the right to Tender (as defined herein), certain Product (such Product, “Customer Product”) into the Mentor System, and Provider desires to provide, and Customer desires to receive, the System Services (as defined herein) for the Customer Product, on the terms and subject to the conditions in this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual agreements, covenants, and conditions in this Agreement contained, Provider and Customer hereby agree as follows:

ARTICLE 1

DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1 Definitions. As used in this Agreement, capitalized words and terms shall have the meaning ascribed to such terms in Appendix II attached hereto.

Section 1.2 References and Rules of Construction. All references in this Agreement to Exhibits, Appendices, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Appendices, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement”, “herein”, “hereby”, “hereunder” and “hereof”, and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection or other subdivision unless expressly so limited. The word “including” (in its various forms) means “including without limitation”. All references to “$” or “dollars” shall be deemed references to “United States dollars”. Each accounting term not defined herein will have the meaning given to it under generally accepted accounting principles. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. References to any Law means such Law as it may be amended from time to time.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 2

MENTOR CAVERN

Section 2.1 Mentor System. The “Mentor System” means (a) the existing underground Product storage cavern owned by Provider and located in Polk County, Minnesota, as the same is more particularly described on Exhibit A-1 attached hereto (the “Mentor Cavern”), and (b) the related truck and rail loading and unloading facilities and associated facilities owned by Provider and appurtenant to the Mentor Cavern, as the same are more particularly described on Exhibit A-2 attached hereto (collectively, the “Mentor Facilities”), in each case, as the Mentor Cavern and/or Mentor Facilities may be modified or extended from time to time.

Section 2.2 Term. Subject to earlier termination pursuant to Section 7.1 (a) this Agreement shall commence at the Effective Time and shall remain in effect until the 10th anniversary of the Effective Time (the “Initial Term”), (b) Provider shall have the option, exercisable by the delivery of written Notice to Customer on or before the date that is three Years prior to the expiration of the Initial Term, to renew this Agreement for one additional ten Year period (such second ten Year period, the “Secondary Term”), and (c) thereafter, this Agreement shall automatically renew for successive Yearly periods unless terminated by either Party through the delivery of written Notice to the other Party on or before the date that is 180 Days prior to the end of the Secondary Term or the then-current Yearly term, as applicable (the Initial Term, the Secondary Term and any subsequent Yearly renewal periods, collectively, the “Term”).

ARTICLE 3

SYSTEM SERVICES

Section 3.1 System Services. Subject to the provisions of this Agreement and rights of all applicable Governmental Authorities, during the Term, Provider shall provide, or cause to be provided, the following services with respect to Customer Product, in each case, in accordance with the terms and conditions of this Agreement (collectively, the “System Services”):

(a) “Transloading Services”, which means: (i) the receipt and unloading of Customer Product Tendered by or on behalf of Customer at the Receipt Points; (ii) the redelivery and loading of Customer Product at the Delivery Points; and (iii) the measurement of Customer Product at the Receipt Points and the Delivery Points in accordance with this Agreement;

(b) “Storage Services”, which means: (i) the injection of Customer Product into the Mentor Cavern; and (ii) the storage of Customer Product in the Mentor Cavern; and

(c) those other services to be performed by Provider in respect of Customer Product as set forth in this Agreement.

Section 3.2 Services Standard. Provider agrees to own (as applicable), and operate and maintain, or cause to be operated and maintained, at its sole cost, risk and expense, the Mentor System and the other facilities necessary to provide the System Services contemplated in this Agreement in a good and workmanlike manner in accordance with standards customary in the industry.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 3.3 Exchange of Information. Each Party agrees to use its reasonable efforts to provide, on a timely basis, such information to the other Party as may be reasonably needed by such other Party to perform its obligations hereunder (including, in the case of Provider, to provide the System Services hereunder).

Section 3.4 Provider’s Discretion to Operate Mentor System. Provider shall have sole and exclusive control, management, and operational discretion in operating the Mentor System; provided, however, that any decision by Provider to curtail any System Services hereunder shall be undertaken in the manner set forth herein (including in the Operating Terms and Service Interface Rules, as applicable).

Section 3.5 Reports. Provider shall file all necessary reports and/or notices required by applicable Laws with respect to the performance by Provider of the System Services pursuant to this Agreement.

Section 3.6 One Product Services. Customer acknowledges that, at any time, it is intended that only one type of Product will be injected and stored at the Mentor Cavern or otherwise utilize the Mentor System. As of the Effective Time, the Parties acknowledge that the Product that the Mentor System is currently configured for, and is providing System Services with respect to, is Propane (HD5). In the event that Customer desires to receive System Services with respect to a different Product, then Customer shall provide to Provider written Notice of such desire at least three Days prior to the date upon which Customer desires to commence receiving the System Services with respect to such other Product. Upon the delivery of any such Notice, the Parties shall promptly meet to discuss (a) whether it is possible to provide the requested System Services to such other Product, and (b) if so, what procedures would be necessary (if any) in order to provide the requested System Services to such other Product. For the avoidance of doubt, in no event shall Provider be required to (i) provide the System Services to any other Product unless Provider believes, in its reasonable discretion, that providing such System Services to such other Product is advisable, or (ii) incur any costs in order to provide the System Services to a Product other than Propane (HD5).

ARTICLE 4

FEES; CHARGES; DEDUCTIONS

Section 4.1 Fees.

(a) Each Month, Customer shall pay to Provider the following fees in accordance with the terms of this Agreement for the Storage Services: (i) the Mentor Cavern Capacity, stated in Gallons, multiplied by (ii) the Storage Fee, divided by (iii) 12.

(b) Each Month, Customer shall pay to Provider the following fees in accordance with the terms of this Agreement for the Transloading Services provided by or on behalf of Provider with respect to Customer Product during such Month: (i) the aggregate volume of Customer Product actually redelivered by Provider at the Delivery Points during such Month, stated in Gallons (regardless of whether such Gallons received any Storage Services hereunder), multiplied by (ii) the Delivery Fee.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(c) As of January 1 of each Year (commencing as of January 1, 2015), each of the Storage Fee and Delivery Fee shall be increased in proportion to the percentage change, from the preceding Year, in the Consumer Price Index as published by the Department of Labor, in the subsection titled “Consumer Price Index for All Urban Consumers” (such index, the “CPI”). The Fee adjustment shall be made to the Fees then-applicable for such Year, in each case, as such Fees may have been previously adjusted pursuant to this Section 4.1(c). Notwithstanding anything in the foregoing to the contrary (i) no increase or decrease to any such Fee resulting from such adjustment shall exceed 3.0% for any given Year, and (ii) no such Fee shall ever be decreased as a result of the applicable CPI percentage change below the original Fee amounts set forth in Section 4.1(a) and Section 4.1(b) as of the date of this Agreement.

Section 4.2 Storage Variations. Customer acknowledges that certain volumetric losses of Customer Product will occur even if the System Services are conducted in accordance with the provisions of Section 3.2, and such losses attributable to Product Losses shall be shared and allocated among all customers utilizing the Mentor System in the proportion that each such customer Tenders Product at the Receipt Points for injection into the Mentor Cavern to receive Storage Services. Customer shall bear all Product Losses or gains that may occur while any Customer Product is in storage in the Mentor System (such Product Losses or gains, “Storage Variations”). Provider will, on a Monthly basis, determine the Storage Variations occurring during the immediately preceding Month with respect to any Customer Product stored in the Mentor Cavern during such Month. Customer’s inventory of Customer Product then receiving Storage Services at the Mentor Cavern shall then be adjusted to reflect such Storage Variation. On a Yearly basis, Provider will net all Storage Variations with respect to such Year together in order to determine the aggregate Storage Variations for the Year.

Section 4.3 System Fuel. Reductions in volumes of Customer Product due to the usage of Customer Product as measured System Fuel shall be shared and allocated among all customers on the Mentor System in the proportion that each such customer Tenders Product to the Receipt Points on the Mentor System. Customer’s allocated share of the System Fuel shall be based on actual usage of System Fuel and shall not be subject to any minimum or maximum limits.

ARTICLE 5

TENDER, NOMINATION, RECEIPT AND DELIVERY OF PRODUCT

Section 5.1 Priority of System Services.

(a) All Customer Product Tendered by or on behalf of Customer to the Receipt Points for the provision of Storage Services shall be entitled to Anchor Customer Firm Service; provided, however, that Provider shall have no obligation to provide the Storage Services hereunder with respect to any Gallon of Customer Product if, at the time such Customer Product is Tendered into the Mentor System for storage, the aggregate Gallons of Product then-in storage at the Mentor Cavern is equal to or greater than the then-applicable Mentor Cavern Capacity.

(b) All Customer Product that (i) is Tendered by or on behalf of Customer to the Receipt Points for the provision of Transloading Services, and (ii) will not also utilize the Storage Services shall, up to an aggregate volume of 80% of the then-current total capacity of the Mentor Facilities, be entitled to Anchor Customer Firm Service.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(c) All Customer Product not described in subsections (a) through (b) above shall only be entitled to Interruptible Service.

Section 5.2 Governmental Action. In the event any Governmental Authority issues an order requiring Provider to allocate capacity on the Mentor System (whether storage capacity in the Mentor Cavern itself or otherwise) to another customer, Provider shall do so by (a) first, reducing Product entitled to Interruptible Service, (b) second, reducing Product entitled to Firm Service, and shall only curtail receipts of Product entitled to Firm Service (which curtailment shall be done in accordance with Section 5.4) to the extent necessary to allocate such capacity as required by the Governmental Authority to such other customer, after complete curtailment of Interruptible Service, and (c) third, reducing Product entitled to Anchor Customer Firm Service, and shall only curtail receipts of Product entitled to Anchor Customer Firm Service (which curtailment shall be done in accordance with Section 5.4) to the extent necessary to allocate such capacity as required by the Governmental Authority to such other customer, after complete curtailment of Interruptible Service and Firm Service. In such event Provider shall not be in breach or default of its obligations under the Agreement and shall have no liability to Customer in connection with or resulting from any such curtailment. Notwithstanding the foregoing, should any Governmental Authority issue an order requiring Provider to allocate capacity on the Mentor System to a customer other than Customer, Provider agrees to use its commercially reasonable efforts to cooperate with, and support, Customer in such actions that Customer may in good faith take against such Governmental Authority and/or order; provided, however, that Provider shall not be required to cooperate in any such undertaking that Provider, in its good faith opinion, believes would materially and adversely affect Provider or the Mentor System.

Section 5.3 Nominations, Balancing and Curtailment. Nominations and balancing of Product available for, and interruptions and curtailment of, System Services under this Agreement shall be performed in accordance with the applicable Operating Terms set forth in Appendix I.

Section 5.4 Suspension/Shutdown of Service.

(a) During any period when all or any portion of the Mentor System is shut down because of necessary maintenance or repairs or Force Majeure or because such shutdown is necessary to avoid injury or harm to persons, property, the environment, or the integrity of the Mentor System, receipts and/or deliveries of Customer Product may be curtailed as set forth in Section 1.5 of the Operating Terms. In such cases Provider shall have no liability to Customer, except to the extent such shut down is caused by the gross negligence or willful misconduct of the Provider.

(b) Provider shall have the right to curtail or interrupt receipts and deliveries of Product for brief periods to perform necessary maintenance of and repairs or modifications (including modifications required to perform its obligations under this Agreement) to the Mentor System; provided, however, that Provider shall use its commercially reasonable efforts to (i) coordinate its maintenance, repair, and modification operations on the Mentor System with

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

the operations of Customer and (ii) schedule maintenance, repair, and modification operations on the Mentor System so as to avoid or minimize, to the greatest extent possible, service curtailments or interruptions on the Mentor System. Provider shall provide Customer with 30 Days prior Notice of any upcoming normal and routine maintenance, repair, and modification projects that Provider has planned that would result in a curtailment or interruption of Customer’s deliveries of Product on the Mentor System and the estimated time period for such curtailment or interruption.

(c) It is specifically understood by Customer that operations and activities on facilities upstream or downstream of the Mentor System beyond Provider’s control may impact operations on the Mentor System, and the Parties agree that Provider shall have no liability therefor. Customer is required to obtain and maintain capacity on the Downstream Facilities applicable to each Delivery Point (including, as applicable, truck and/or rail car take away capacity) that is sufficient to accommodate the volumes of Customer Product Nominated by Customer to such Delivery Points. Notwithstanding the provisions of Section 5.5, should Customer fail to arrange adequate downstream transportation, Provider may (i) cease receipts of Customer Product at the Receipt Points, or (ii) may continue receipts of Customer Product at the Receipt Points and then deliver and sell Customer Product to any purchaser at its sole discretion, accounting to Customer for the net value received from the sale of such Product (after costs of transportation, taxes, and other costs of marketing).

Section 5.5 Product Marketing and Transportation. As between the Parties, Customer shall be solely responsible for, and shall make all necessary arrangements at and downstream of the Delivery Points for, receipt, further transportation, processing, and marketing of Customer Product.

Section 5.6 Receipt and Delivery Point Vetting. Customer shall have the obligation to ensure that procedures are in place such that all trucks and rail cars delivering Customer Product to a Receipt Point or taking Customer Product from a Delivery Point meet the Applicable Requirements and all System Rules. Provider shall advise Customer of such standards and any changes thereto.

ARTICLE 6

QUALITY SPECIFICATIONS; TESTING; INSPECTION

Section 6.1 Quality Specifications. All Product delivered at the Receipt Points by Customer to Provider shall meet the quality specifications set forth in Section 1.1 of the Operating Terms.

(a) The Parties recognize and agree that all Customer Product received by Provider into the Mentor System may be commingled with other Product shipments of the same type and, subject to Provider’s obligation to redeliver to Customer at the Delivery Points Product that satisfies the applicable quality specifications of the Delivery Points, (i) such Product shall be subject to such changes in quality, composition and other characteristics as may result from such commingling, and (ii) Provider shall have no other obligation to Customer associated with changes in quality of Product as the result of such commingling.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 6.2 Pressure. Customer shall Tender or cause to be Tendered Customer Product to each applicable Receipt Point at sufficient pressure to enter the Mentor System against its contractual operating pressure, but not in excess of the maximum operating pressure for such Receipt Point. Provider shall redeliver Customer Product at each applicable Delivery Point at pressures not in excess of the maximum operating pressure for such Delivery Point.

(a) Customer shall have the means to ensure that Customer Product is prevented from entering the Mentor System at pressures in excess of the applicable maximum operating pressure, and Provider shall have the obligation and right to restrict the flow of Product into the Mentor System to protect the Mentor System from over pressuring.

(b) Provider’s obligation to redeliver Customer Product to a given Delivery Point shall be subject to the operational limitations of the Downstream Facility receiving such Customer Product, including the Downstream Facility’s capacity, measurement capability, operating pressures and any operational balancing agreements as may be applicable.

Section 6.3 Testing of Customer Product. Provider reserves the right to perform (or cause to be performed) an analysis of any Customer Product prior to accepting the same into the Mentor System for System Services hereunder, but assumes no responsibility for doing so, and may refuse to accept delivery of any Customer Product that is contaminated or fails to conform to the quality specifications set forth in Section 1.1 of the Operating Terms. Customer shall be bound by the testing results obtained from the analysis of such Customer Product, if any, performed by or on behalf of Provider, unless proven to be in error. If Customer disagrees with any such analysis, the Parties will arrange for a sample of such Customer Product to be delivered to a mutually agreed upon independent third party testing laboratory, which shall analyze the sample in accordance with the then-current applicable ASTM and GPA methods. The laboratory’s analysis shall be accepted by Provider and Customer as final and conclusive of the quality of and proportions and components contained, in the Customer Product. The Parties will share equally the cost of the third party laboratory’s analysis.

Section 6.4 Inspection of Mentor System. Customer shall have the right, reasonably exercised from time to time, to visit the Mentor System and observe or conduct a visual inspection of the Mentor System for the purpose of verifying Provider’s compliance with this Agreement. However, any such review or inspection shall be (a) at Customer’s sole cost and risk and (b) conducted during Provider’s normal business hours with at least seven Days prior written Notice to Provider. While on the Mentor System premises, all of Customer’s personnel and representatives shall comply with all System Rules, including any applicable safety and security policies and procedures.

ARTICLE 7

TERMINATION

Section 7.1 Termination.

(a) This Agreement may be terminated in its entirety as follows:

(i) by Provider upon written Notice to Customer, if Customer fails to pay any Invoice rendered pursuant to Section 9.2 and such failure is not remedied within 30 Days of written Notice of such failure to Customer by Provider;

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(ii) by one Party upon written Notice to the other Party, if such second Party fails to perform or comply with any material warranty, covenant or obligation contained in this Agreement (other than as provided above in Section 7.1(a)(i) or for reasons of Force Majeure in accordance with Article 11), and such failure has not been remedied within 60 Days after receipt of written Notice from the non-defaulting Party of such failure;

(iii) by Provider upon written Notice to Customer, if either of Customer or Customer Parent (A) makes an assignment or any general arrangement for the benefit of creditors, (B) files a petition or otherwise commences, authorizes, or acquiesces in the commencement of a proceeding or cause under any bankruptcy or similar Law for the protection of creditors or has such petition filed or proceeding commenced against either of them, or (C) otherwise becomes bankrupt or insolvent (however evidenced);

(iv) by Provider upon written Notice to Customer pursuant to the provisions of Section 12.4(c); and

(v) by Provider upon written Notice to Customer pursuant to the provisions of Section 15.2.

(b) This Agreement may be terminated if the Mentor System is Uneconomic during any six consecutive Months, by Provider upon written Notice to Customer delivered within 180 Days following the end of such sixth consecutive Month.

(i) As used herein, “Uneconomic” means that the total direct cash costs and direct cash expenses incurred by Provider in the operation of the Mentor System exceeds the total net revenues received by Provider for the operation of the Mentor System, all as determined in accordance with United States generally accepted accounting principles.

(ii) Should Provider reasonably believe that the Mentor System will be Uneconomic for more than three consecutive Months, Provider shall advise Customer of such belief and shall provide Customer with supporting documentation reasonably necessary to confirm such Uneconomic status.

(iii) Promptly following Provider advising Customer of such potential Uneconomic status, the Parties shall meet to discuss Provider’s belief and related calculations and any measures that may be taken by the Parties to mitigate and/or reverse the Uneconomic status of the Mentor System.

(iv) Should (A) the Parties fail to reach agreement upon any such appropriate mitigation measures prior to the date upon which Provider would otherwise be entitled to terminate this Agreement pursuant to this Section 7.1(b), (B) the Parties reasonably believe that agreement upon such mitigation measures will nevertheless be possible, and (C) Customer makes Provider whole during any such Uneconomic periods occurring during such negotiation period such that, due to Customer’s payment efforts, the operation of the Mentor System is not Uneconomic to Provider (whether through

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Customer paying the operating costs of the Mentor System or otherwise), then for so long as subparts (B) and (C) of this Section 7.1(b)(iv) remain true, Provider shall not be entitled to exercise its termination rights pursuant to this Section 7.1(b).

(v) Upon the implementation of any such mitigating measures hereunder, should (A) the Uneconomic condition cease to exist for three consecutive Months, and (B) the reversion of any such mitigating measures not be reasonably likely to cause such Uneconomic condition to return, then any terms of this Agreement affected by such mitigating measures will revert back to the terms in effect prior to Provider’s declaration of Uneconomic status pursuant to this Section 7.1(b).

Section 7.2 Effect of Termination or Expiration of the Term. Upon the end of the Term (whether pursuant to a termination pursuant to Section 7.1(a), Section 7.1(b) or otherwise), this Agreement shall forthwith become void and the Parties shall have no liability or obligation under this Agreement, except that (a) the termination of this Agreement shall not relieve any Party from any expense, liability or other obligation or remedy therefor which has accrued or attached prior to the date of such termination, and (b) the provisions of Section 13.2 through Section 13.5, and Article 16 (other than Section 16.3), and such portions of Appendix II as are necessary to give effect to the foregoing, shall, in each case, survive such termination and remain in full force and effect indefinitely.

Section 7.3 Damages for Early Termination. If a Party terminates this Agreement pursuant to Section 7.1(a)(i), Section 7.1(a)(ii), Section 7.1(a)(iii), or Section 7.1(a)(v), then such terminating Party may pursue any and all remedies at law or in equity for its Claims resulting from such termination, subject to Section 13.4.

ARTICLE 8

TITLE AND CUSTODY; CUSTOMER PRODUCT IN STORAGE

Section 8.1 Title. Nomination (or Tendering without a Nomination) of Product by Customer shall be deemed a warranty of title to such Product by Customer, or a warranty of the right of Customer to deliver such Product for services under this Agreement. By Nominating (or Tendering without Nominating) Product for delivery into the Mentor System at the Receipt Point(s), Customer also agrees to indemnify, defend and hold Provider harmless from any and all Losses resulting from any claims by a Non-Party of title or rights to such Product, other than any claims arising out of Provider’s breach of its warranty made in the succeeding sentence of this Section 8.1. By receiving Customer Product at the Receipt Points, Provider (a) warrants to Customer that Provider has the right to accept and redeliver such Customer Product (less any Storage Variations), free and clear of any title disputes, liens or encumbrances arising by, through or under Provider, but not otherwise, and (b) agrees to indemnify, defend and hold Customer harmless from any and all Losses resulting from title disputes, liens or encumbrances arising by, through or under Provider, but not otherwise.

Section 8.2 Custody. From and after the delivery of Customer Product to Provider at the Receipt Point(s), until Provider’s redelivery of such Product to or for Customer’s account at the applicable Delivery Point(s), as between the Parties, Provider shall have custody and control of such Product. In all other circumstances, as between the Parties, Customer shall be deemed to have custody and control of such Product.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 8.3 Security Interest on Stored Inventory.

(a) Customer hereby grants Provider a security interest upon all Customer Product while such Product is in Provider’s possession pursuant to this Agreement (such Customer Product, the “Stored Inventory”), with such security interest being granted in order to secure the full, prompt and complete payment of any amounts which may become due and owing by Customer hereunder.

(b) Provider may exercise any and all rights and remedies available in relation to such security interest, in the manner provided below, only in the event that (i) Customer fails to pay when due any amounts owed pursuant to this Agreement within five Business Days after the applicable due date thereof, and (ii) such failure has not been cured within five Business Days following Customer’s receipt of written Notice from Provider of Provider’s intent to exercise its rights regarding such security interest granted in the Stored Inventory (the “Security Interest Exercise Notice”).

(c) Without prejudice to any other remedies that Provider may have at law, in equity and/or pursuant to the terms and provisions hereof, if Customer has not paid in full the outstanding amounts owed within five Business Days following Customer’s receipt of Provider’s Security Interest Exercise Notice, Provider may enforce the security interest granted herein by public or private sale of any or all of the Stored Inventory remaining in Provider’s possession at any time or place and on any terms that Provider, in its sole discretion, deems commercially reasonable.

(d) Customer (i) represents and warrants that no prior liens or security interests have been granted in, on or to the Stored Inventory that would be prior to, or otherwise defeat or supersede, the security interest and other rights granted by Customer to Provider under this Section 8.3, and (ii) within 10 Business Days following request by Provider, agrees to execute UCC-1 Financing Statements to be filed in the appropriate offices of Governmental Authorities to evidence and give notice of Provider’s lien and security interest rights under this Section 8.3.

ARTICLE 9

BILLING AND PAYMENT

Section 9.1 Invoices. On or before the 25th Day of each Month, Provider will render to Customer an invoice (each, an “Invoice”), for all Fees (including the calculations thereof) owed for System Services provided to Customer for the preceding Month and any other amounts as may be due under this Agreement for the preceding Month, net of any credits or deductions to which Customer is entitled hereunder.

Section 9.2 Payments. Unless otherwise agreed by the Parties, payments of amounts included in any Invoice delivered pursuant to this Agreement shall be due and payable, in accordance with each Invoice’s instructions, on or before the later of (a) the last Day of each Month, and (b) the date that is ten Business Days after Customer’s receipt of the applicable Invoice. All payments by Customer under this Agreement shall be made by electronic funds

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

transfer of immediately available funds to the account designated by Provider in the applicable Invoice. Any amounts not paid by the due date will be deemed delinquent and will accrue interest at the Interest Rate, such interest to be calculated from and including the due date but excluding the date the delinquent amount is paid in full. All Invoices shall be paid in full, but payment of any disputed amount shall not waive the payor’s right to dispute the Invoice in accordance with this Section 9.2. Customer may, in good faith (i) dispute the correctness of any Invoice or any adjustment to an Invoice rendered under this Agreement or (ii) request an adjustment of any Invoice for any arithmetic or computational error, in each case, within 24 Months following the date on which the applicable Invoice (or adjustment thereto) was received by Customer. Any dispute of an Invoice by Customer or Invoice adjustment requested by Customer shall be made in writing and shall state the basis for such dispute or adjustment. Upon resolution of the dispute, any required payment shall be made within ten Business Days of such resolution, along with interest accrued at the Interest Rate from and including the due date but excluding the date paid.

Section 9.3 Audit. Each Party has the right, at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to the provisions of this Agreement. The scope of such examination will be limited to the previous 24 Months following the end of the Month in which such Notice of audit, statement, charge or computation was presented. No Party shall have the right to conduct more than one audit during any Year. If any such examination reveals any inaccuracy in any statement or charge, the necessary adjustments in such statement or charge and the payments necessitated thereby shall be made within ten Business Days of resolution of the inaccuracy. This Section 9.3 will survive any termination of the Agreement for the later of (a) a period of 24 Months from the end of the Month in which the date of such termination occurred and (b) until a dispute initiated within such 24 Month period is finally resolved, in each case for the purpose of such statement and payment objections.

Section 9.4 Monthly Operational Reports. Provider will deliver to Customer a statement of all receipts and deliveries of Customer Product to and from the Mentor System for each Month during the Term, in the aggregate. Each such statement shall be delivered to Customer at the same time the Invoice for the applicable Month is delivered to Customer pursuant to Section 9.1.

ARTICLE 10

REMEDIES

Section 10.1 Suspension of Performance.

(a) If Customer fails to pay pursuant to Section 9.2 any Invoice rendered pursuant to Section 9.1 and such failure is not remedied within five Business Days of written Notice of such failure to Customer by Provider, Provider shall have the right to suspend performance under this Agreement until such amount, including interest at the Interest Rate, is paid in full.

(b) In the event a Party fails to perform or comply with any material warranty, covenant or obligation contained in this Agreement (other than as provided in Section 10.1(a)),

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

and such failure has not been remedied within 30 Days after receipt of written Notice from the other Party of such failure, then the non-defaulting Party shall have the right to suspend its performance under this Agreement.

Section 10.2 No Election. In the event of a default by a Party under this Agreement, the other Party shall be entitled in its sole discretion to pursue one or more of the remedies set forth in this Agreement, or such other remedy as may be available to it under this Agreement, at Law or in equity, subject, however, to the limitations set forth in Article 13. No election of remedies shall be required or implied as the result of a Party’s decision to avail itself of a remedy under this Agreement.

ARTICLE 11

FORCE MAJEURE

Section 11.1 Events of Force Majeure. An event of “Force Majeure” means, an event that (a) is not within the reasonable control of the Party claiming suspension (the “Claiming Party”), (b) that prevents the Claiming Party’s performance or fulfillment of any obligation of the Claiming Party under this Agreement (other than the payment of money), and (c) that by the exercise of due diligence the Claiming Party is unable to avoid or overcome in a reasonable manner. An event of Force Majeure includes, but is not restricted to: (i) acts of God; (ii) wars (declared or undeclared); (iii) insurrections, hostilities, riots, industrial disturbances, blockades or civil disturbances; (iv) epidemics, landslides, lightning, earthquakes, washouts, floods, fires, storms or storm warnings; (v) acts of a public enemy, acts of terror, or sabotage; (vi) explosions, breakage or accidents to machinery or lines of pipe; (vii) hydrate obstruction or blockages of any kind of lines of pipe; (viii) freezing of wells or delivery facilities, partial or entire failure of wells, and other events beyond the reasonable control of Customer that affect the timing of production or production levels; (ix) mining accidents, subsidence, cave-ins and fires; and (x) action or restraint by any Governmental Authority (so long as the Claiming Party has not applied for or assisted in the application for, and has opposed where and to the extent reasonable, such action or restraint). Notwithstanding anything herein to the contrary, an event of Force Majeure specifically excludes the following occurrences or events: (A) the loss, interruption, or curtailment of interruptible transportation on any Downstream Facility necessary to take delivery of Customer Product at any Delivery Point, unless and only to the extent the same event also curtails firm transportation at the same Delivery Point; (B) increases or decreases in Customer Product supply (other than any such increase or decrease caused by the actions described in subpart (x) above), allocation or reallocation of Customer Product production by the applicable well operators; (C) loss of markets; (D) loss of supply of equipment or materials; (E) failure of specific, individual wells or appurtenant facilities in the absence of an event of Force Majeure broadly affecting other wells in the same geographic area; and (F) price changes due to market conditions with respect to the purchase or sale of Product utilizing the System Services hereunder or the economics associated with the delivery, connection, storage, receipt, gathering, compression, dehydration, treatment, processing or redelivery of such Product.

Section 11.2 Actions. If either Provider or Customer is rendered unable by an event of Force Majeure to carry out, in whole or part, its obligations under this Agreement and such Party gives Notice and reasonably full details of the event to the other Party as soon as practicable after the occurrence of the event, then, during the pendency of such Force Majeure, but only during

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

that period, the obligations of the Party affected by the event shall be canceled or suspended, as applicable, to the extent required; provided, however, that notwithstanding anything in the foregoing to the contrary, neither Party shall be relieved from any indemnification obligation or any obligation to make any payments hereunder as the result of Force Majeure, regardless which Party is affected. The Party affected by Force Majeure shall use commercially reasonable efforts to remedy the Force Majeure condition with all reasonable dispatch, shall give Notice to the other Party of the termination of the Force Majeure, and shall resume performance of any suspended obligation promptly after termination of such Force Majeure. If the Party affected by such Force Majeure is Customer and such Force Majeure is an event affecting a Delivery Point (but not all Delivery Points), such commercially reasonable efforts shall require, to the extent of capacity available to Customer at the applicable Downstream Facilities, Customer to Nominate Customer Product for redelivery at those Delivery Points not affected by such Force Majeure.

Section 11.3 Strikes, Etc. The settlement of strikes or lockouts shall be entirely within the discretion of the Claiming Party, and any obligation hereunder to remedy a Force Majeure event shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing Person(s) when such course is inadvisable in the sole discretion of the Claiming Party.

ARTICLE 12

REPRESENTATIONS AND COVENANTS

Section 12.1 Party Representations. Each Party represents and warrants to the other Party as follows: (a) there are no suits, proceedings, judgments, or orders by or before any Governmental Authority that materially adversely affect (i) its ability to perform its obligations under this Agreement or (ii) the rights of the other Parties hereunder, (b) it is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its formation, and it has the legal right, power and authority and is qualified to conduct its business, and to execute and deliver this Agreement and perform its obligations hereunder, (c) the making and performance by it of this Agreement is within its powers, and have been duly authorized by all necessary action on its part, (d) this Agreement constitutes a legal, valid, and binding act and obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws affecting creditors’ rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain same may be pending, and (e) there are no bankruptcy, insolvency, reorganization, receivership or other arrangement proceedings pending or being contemplated by it.

Section 12.2 Joint Representations. Customer and Provider jointly acknowledge and agree that (a) the movement and/or storage of Customer Product on the Mentor System under this Agreement constitutes (and is intended to constitute for purposes of all applicable Laws) a movement of Customer Product that is not subject to the jurisdiction of the Federal Energy Regulatory Commission, (b) the Fees have been freely negotiated and agreed upon as a result of good faith negotiations and are not discriminatory or preferential, but are just, fair, and reasonable in light of the Parties’ respective covenants and undertakings herein during the term of this Agreement, and (c) neither Customer nor Provider had an unfair advantage over the other during the negotiation of this Agreement.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 12.3 Applicable Laws. This Agreement is subject to all valid present and future Laws, regulations, rules and orders of Governmental Authorities now or hereafter having jurisdiction over the Parties, this Agreement, or the System Services performed under this Agreement or the Mentor System or the other facilities utilized under this Agreement.

Section 12.4 Governmental Authority Modification. It is the intent of the Parties that the rates and terms and conditions established by any Governmental Authority having jurisdiction shall not alter the rates or terms and conditions set forth in this Agreement. If any Governmental Authority having jurisdiction modifies the rates or terms and conditions set forth in this Agreement, then (in addition to any other remedy available to the Parties at Law or in equity):

(a) the Parties hereby agree to negotiate in good faith to enter into such amendments to this Agreement and/or a separate arrangement in order to give effect, to the greatest extent possible, to the rates and other terms and conditions set forth in this Agreement;

(b) the Parties agree to vigorously defend and support in good faith the enforceability of the rates and terms and conditions of this Agreement; and

(c) in the event that the Parties are not successful in accomplishing the objectives set forth in (a) and (b) above such that, following the failure to accomplish such objectives, Provider is not in substantially the same economic position as it was prior to any such regulation, then Provider may terminate this Agreement upon the delivery of written Notice of termination to Customer.

Section 12.5 Taxes. Any taxes applicable to the ownership, transportation or storage of any Customer Product or the System Services provided by Provider hereunder (other than franchise taxes or taxes on Provider’s income hereunder), shall be borne and paid for by Customer, except to the extent any such taxes are, by applicable Law, required to be paid directly by Provider, in which event, such taxes shall be paid by Provider and reimbursed by Customer upon receipt of invoice and supporting documentation reasonably requested by Customer for same.

ARTICLE 13

INDEMNIFICATION AND INSURANCE

Section 13.1 Custody and Control Indemnity. EXCEPT FOR LOSSES COVERED BY THE INDEMNITIES IN SECTION 8.1, THE PARTY HAVING CUSTODY AND CONTROL OF PRODUCT UNDER THE TERMS OF SECTION 8.2 SHALL BE RESPONSIBLE FOR AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY AND SUCH OTHER PARTY’S GROUP FROM AND AGAINST EACH OF THE FOLLOWING: (A) ANY LOSSES ASSOCIATED WITH ANY PHYSICAL LOSS OF SUCH PRODUCT (OTHER THAN STORAGE VARIATIONS), INCLUDING THE VALUE OF SUCH LOST PRODUCT, AND (B) ANY DAMAGES RESULTING FROM THE RELEASE OF ANY SUCH PRODUCT; PROVIDED, HOWEVER, THAT NO INDEMNIFIED PERSON OR A MEMBER OF SUCH INDEMNIFIED PERSON’S GROUP SHALL BE ENTITLED TO INDEMNIFICATION PURSUANT TO THIS Section 13.1 WITH RESPECT TO ITS OWN NEGLIGENCE OR WILLFUL MISCONDUCT.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 13.2 Customer Indemnification. SUBJECT TO Section 13.1, CUSTOMER AGREES TO AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS PROVIDER AND PROVIDER’S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, PARENT, AFFILIATES AND SUBSIDIARIES, (ALL OF THE FOREGOING, THE “provider Group”) FROM AND AGAINST ALL LOSSES WHICH IN ANY WAY RESULT FROM ANY OF THE FOLLOWING: (A) THE OWNERSHIP, CONTROL, DESIGN, CONSTRUCTION, MAINTENANCE OR OPERATION OF CUSTOMER’S FACILITIES AND/OR ANY TRUCKS OR NON-PARTY TRAINS UTILIZED BY CUSTOMER FOR DELIVERING CUSTOMER PRODUCT TO A RECEIPT POINT OR TAKING CUSTOMER PRODUCT FROM A DELIVERY POINT; PROVIDED, HOWEVER, THAT NO MEMBER OF THE PROVIDER GROUP SHALL BE ENTITLED TO INDEMNIFICATION PURSUANT TO THIS SECTION 13.2 WITH RESPECT TO THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MEMBER OF THE PROVIDER GROUP, (B) ANY CUSTOMER PRODUCT DELIVERED INTO THE MENTOR SYSTEM THAT DOES NOT MEET THE APPLICABLE QUALITY SPECIFICATIONS SET FORTH IN SECTION 1.1(A) OF THE OPERATING TERMS (AS REVISED IN ACCORDANCE WITH SECTION 1.1(B) OF THE OPERATING TERMS), AND (C) THE PAYMENT OR CALCULATION OF ANY PROCEEDS, ROYALTIES OR OTHER BURDENS ON PRODUCTION DUE BY ANY PRODUCER TO APPLICABLE LESSORS, LANDOWNERS, ROYALTY HOLDERS OR OTHER INTEREST HOLDERS (INCLUDING CO-OWNERS OF WORKING INTERESTS), AS APPLICABLE, WITH RESPECT TO ANY PRODUCT DELIVERED INTO THE MENTOR SYSTEM BY OR ON BEHALF OF CUSTOMER.

Section 13.3 Provider Indemnification. SUBJECT TO Section 13.1 AND Section 13.5, PROVIDER AGREES TO AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS CUSTOMER, AND CUSTOMER’S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, PARENT, AFFILIATES AND SUBSIDIARIES, (ALL OF THE FOREGOING, THE “Customer Group”) FROM AND AGAINST ALL LOSSES WHICH IN ANY WAY RESULT FROM THE OWNERSHIP, DESIGN, CONSTRUCTION, MAINTENANCE OR OPERATION OF THE MENTOR SYSTEM; PROVIDED, HOWEVER, THAT NO MEMBER OF THE CUSTOMER GROUP SHALL BE ENTITLED TO INDEMNIFICATION PURSUANT TO THIS SECTION 13.3 WITH RESPECT TO (A) THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MEMBER OF THE CUSTOMER GROUP, OR (B) ANY CUSTOMER PRODUCT DELIVERED INTO THE MENTOR SYSTEM THAT DOES NOT MEET THE APPLICABLE QUALITY SPECIFICATIONS SET FORTH IN SECTION 1.1(A) OF THE OPERATING TERMS (AS REVISED IN ACCORDANCE WITH SECTION 1.1(B) OF THE OPERATING TERMS).

Section 13.4 Actual Direct Damages. A PARTY’S (OR A MEMBER OF SUCH PARTY’S GROUP’S) DAMAGES RESULTING FROM A BREACH OR VIOLATION OF ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR CONDITION CONTAINED IN THIS AGREEMENT OR ANY ACT OR OMISSION ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE LIMITED TO ACTUAL DIRECT DAMAGES AND SHALL NOT INCLUDE ANY OTHER LOSS OR DAMAGE, INCLUDING

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, PRODUCTION, OR REVENUES, AND EACH PARTY EXPRESSLY RELEASES THE OTHER PARTY AND THE MEMBERS OF SUCH OTHER PARTY’S GROUP FROM ALL SUCH CLAIMS FOR LOSS OR DAMAGE OTHER THAN ACTUAL DIRECT DAMAGES; PROVIDED, THAT LIMITATION TO DIRECT DAMAGES ONLY SHALL NOT APPLY TO ANY DAMAGE, CLAIM OR LOSS ASSERTED BY OR AWARDED TO THIRD PARTIES AGAINST A PARTY AND FOR WHICH THE OTHER PARTY WOULD OTHERWISE BE RESPONSIBLE UNDER THIS AGREEMENT.

Section 13.5 Penalties. EXCEPT FOR INSTANCES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY PROVIDER, CUSTOMER SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD PROVIDER AND THE PROVIDER GROUP HARMLESS FROM ANY LOSSES, INCLUDING ANY SCHEDULING PENALTIES OR MONTHLY BALANCING PROVISIONS, IMPOSED BY A DOWNSTREAM FACILITY IN ANY TRANSPORTATION CONTRACTS OR SERVICE AGREEMENTS ASSOCIATED WITH, OR RELATED TO, CUSTOMER PRODUCT.

Section 13.6 Insurance. The Parties shall carry and maintain no less than the insurance coverage set forth in Exhibit D.

ARTICLE 14

ASSIGNMENT

Section 14.1 Assignment of Rights and Obligations under this Agreement.

(a) Customer shall be entitled to assign its rights and obligations under this Agreement (in whole or in part) to another Person; provided that (i) such transferee specifically assumes all of Customer’s rights and obligations hereunder, and (ii) the transferee has, in Provider’s good faith and reasonable judgment, the financial and operational capability to perform and fulfill Customer’s obligations hereunder. Provider shall be entitled to assign its rights and obligations under this Agreement (in whole or in part) to another Person; provided that (A) such Person has acquired all or a portion of the Mentor System and (B) the portion of the rights and obligations of Provider under this Agreement to be transferred to such Person corresponds to the interest in the Mentor System so transferred to such Person.

(b) This Agreement shall be binding upon and inure to the benefit of the respective permitted successors and assigns of the Parties. Any attempted assignment made without compliance with the provisions set forth in this Section 14.1 shall be null and void ab initio.

Section 14.2 Pre-Approved Assignment. Each Party shall have the right, without the prior consent of the other Party, to (a) mortgage, pledge, encumber or otherwise impress a lien or security interest upon its rights and interest in and to this Agreement and (b) make a transfer pursuant to any security interest arrangement described in (a) above, including any judicial or non-judicial foreclosure and any assignment from the holder of such security interest to another Person.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 15

CUSTOMER GUARANTEE; ADEQUATE ASSURANCES

Section 15.1 Customer Guarantee. Concurrently with the execution of this Agreement, Customer shall deliver to Provider a guarantee from Hess Corporation, the indirect owner of 100% of the issued and outstanding shares of Customer (“Customer Parent”), in substantially the form attached hereto as Exhibit E (the “Customer Guarantee”), which Customer Guarantee shall provide a guarantee of all of Customer’s obligations under this Agreement.

Section 15.2 Adequate Assurances. If (a) Customer fails to pay any Invoice according to the provisions hereof and such failure continues for a period of five Business Days after written Notice of such failure is provided to Customer or (b) Provider has reasonable grounds for insecurity regarding the performance by Customer of any obligation under this Agreement, then Provider, by delivery of written Notice to Customer, may, singularly or in combination with any other rights it may have, demand Adequate Assurance by Customer. As used herein, “Adequate Assurance” means, at the option of Customer, (i) the advance payment in cash by Customer to Provider for System Services to be provided under this Agreement in the following Month or (ii) delivery to Provider by Customer of an Adequate Letter of Credit in an amount equal to not less than the aggregate amounts owed from Customer to Provider hereunder for the prior two Month period. If (A) Customer fails to provide Adequate Assurance to Provider within 48 hours of Provider’s request therefor pursuant to this Section 15.2 or (B) Customer or Customer Parent suffers any of the actions described in Section 7.1(a)(iii), then, in either case, Provider shall have the right to, at its sole option, terminate this Agreement upon written Notice to Customer or suspend or reduce all services under this Agreement without prior Notice to Customer, in each case, without limiting any other rights or remedies available to Provider under this Agreement or otherwise. If Provider exercises the right to terminate this Agreement or suspend or reduce any System Services under this Section 15.2, then Customer shall not be entitled to take, or cause to be taken, any action hereunder or otherwise against Provider for such termination, suspension or reduction. Failure of Provider to exercise its right to terminate this Agreement or suspend or reduce any System Service as provided in this Section 15.2 shall not constitute a waiver by Provider of any rights or remedies Provider may have under this Agreement, applicable Law, or otherwise.

ARTICLE 16

MISCELLANEOUS

Section 16.1 Relationship of the Parties. The rights, duties, obligations and liabilities of the Parties under this Agreement shall be individual, not joint or collective. It is not the intention of the Parties to create, and this Agreement shall not be deemed or construed to create, a partnership, joint venture or association or a trust. This Agreement shall not be deemed or construed to authorize any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever except as explicitly set forth in this Agreement. In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries.

Section 16.2 Notices; Voice Recording. All notices and communications required or permitted to be given under this Agreement shall be considered a “Notice” and be sufficient in all applicable respects if (a) given in writing and delivered personally, (b) sent by bonded

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

overnight courier, (c) mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, (d) transmitted by facsimile (provided that any such fax is confirmed by written confirmation), or (e) by electronic mail with a PDF of the notice or other communication attached (provided that any such electronic mail is confirmed by written confirmation), in each case, addressed to the appropriate Person at the address for such Person shown in Exhibit F. Any Notice given in accordance herewith shall be deemed to have been given when (i) delivered to the addressee in person or by courier, (ii) transmitted by electronic communications during normal business hours, or if transmitted after normal business hours, on the next Business Day (in each case, provided that any such electronic communication is confirmed in writing), or (iii) upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the United States Mail if received during normal business hours, or if not received during normal business hours, then on the next Business Day, as the case may be. Any Person may change their contact information for notice by giving Notice to the other Parties in the manner provided in this Section 16.2. Either Party may, from time-to-time, agree and request that certain Notices or statements, such as operational, scheduling, Nominations, or Invoices, be sent by alternative means, such as e-mail, facsimile or otherwise. The Parties hereby agree that, to the extent permitted by Law, each Party may electronically record telephone conversations between the Parties in connection with oral notices, nominations, scheduling, or other operational communications between the Parties for purposes of confirming and documenting such communications, with or without the use of a prior warning tone or Notice.

Section 16.3 Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by the Parties in negotiating this Agreement shall be paid by the Party incurring the same, including legal and accounting fees, costs and expenses.

Section 16.4 Waivers; Rights Cumulative. Any of the terms, covenants, or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of any Party, or its respective officers, employees, agents, or representatives, and no failure by a Party to exercise any of its rights under this Agreement, shall, in either case, operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term or covenant. The rights of the Parties under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 16.5 Confidentiality. For the term of this Agreement and for one (1) year after the termination of this Agreement, the Parties shall keep confidential the terms of this Agreement, including, but not limited to, the Fees paid hereunder, the volumes delivered (and redelivered) hereunder and all other material terms of this Agreement and any non-public information and materials delivered pursuant to this Agreement (collectively, “Confidential Information”), except as follows:

(a) to the extent disclosures of Confidential Information may be reasonably required to effectuate the performance of this Agreement by either Party or the construction, operation or maintenance of the Mentor System;

(b) to meet the requirements of any applicable Law or of a Governmental Authority with jurisdiction over the matter for which information is sought, and in that event, the disclosing Party shall provide prompt written Notice to the other Party, if legally permitted to do so, of the requirement to disclose the Confidential Information and shall take or assist the other Party in taking all reasonable legal steps available to suppress the disclosure or extent of disclosure of the information;

(c) in a sales process involving all or a portion of the Mentor System; provided that the Parties take all reasonable steps to ensure that the confidentiality of Confidential Information is maintained as a result of such sales process; and

(d) to those employees, consultants, agents, advisors and equity holders of each Party who need to know such Confidential Information for purposes of, or in connection with, the performance of such Party’s obligations under this Agreement; provided that the Party disclosing the Confidential Information to those Persons shall be liable to the other Party for any damages suffered due to a failure by any of such Persons to maintain the confidentiality of the Confidential Information on the basis set forth in this Agreement.

Section 16.6 Entire Agreement; Conflicts. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES OR THEIR PREDECESSORS PERTAINING TO THE SUBJECT MATTER HEREOF OR THE MENTOR SYSTEM. THERE ARE NO WARRANTIES, REPRESENTATIONS, OR OTHER AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, INCLUDING THE EXHIBITS HERETO, AND NO PARTY SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT, OR STATEMENTS OF INTENTION NOT SO SET FORTH.

Section 16.7 Amendment. This Agreement may be amended only by an instrument in writing executed by the Parties and expressly identified as an amendment or modification.

Section 16.8 Governing Law; Disputes. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. ALL OF THE PARTIES CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE UNITED STATES FEDERAL DISTRICT COURTS LOCATED IN HARRIS COUNTY, TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF,

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

RELATED TO, OR FROM THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL BE EXCLUSIVELY LITIGATED IN THE UNITED STATES FEDERAL DISTRICT COURTS HAVING SITES IN HARRIS COUNTY, TEXAS (AND ALL APPELLATE COURTS HAVING JURISDICTION THEREOVER). EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 16.9 Parties in Interest. Nothing in this Agreement shall entitle any Person other than the Parties to any claim, cause of action, remedy or right of any kind.

Section 16.10 Preparation of Agreement. Both Parties and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.

Section 16.11 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 16.12 Operating Terms; Service Interface Rules. The Operating Terms and Service Interface Rules are incorporated into this Agreement for all purposes.

Section 16.13 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by electronic mail shall be deemed an original signature hereto.

[signature page follows]

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

IN WITNESS WHEREOF, the Parties have executed this Agreement on the Execution Date, to be effective as of the Effective Time.

CUSTOMER:		PROVIDER:

SOLAR GAS, INC.		HESS MENTOR STORAGE LLC

By:	/s/ Steven A. Villas	By:	/s/ Michael R. Lutz
Name:	Steven A. Villas	Name:	Michael R. Lutz
Title:	President	Title:	Vice President

Signature Page to

Storage Services Agreement

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

APPENDIX I

OPERATING TERMS AND CONDITIONS

1.1 Quality Specifications.

(a) Customer Product. All Customer Product Tendered at the Receipt Points shall, subject to Section 3.6, be Propane (HD5) and be of merchantable quality.

(b) Downstream Facilities. Notwithstanding the Product specifications above, if a Downstream Facility notifies Provider or Customer of different or additional quality specifications required at any Delivery Point that are more stringent than the specifications shown above, the Party who received such notice will notify the other Party of any such different or additional specifications as soon as practicable after being notified of such specifications.

(i) In the event that Provider would be required to install any processing or treatment facilities in order to meet any such different or additional Downstream Facility quality specifications, the Parties shall meet to determine what additional facilities would be needed and whether or not the Parties agree that such additional facilities should be installed.

(ii) In the event that the Parties mutually agree that such additional facilities should be installed, Provider shall be provided such period of time as would be reasonably needed to install and place into service such additional facilities.

(iii) Following the date upon which any such additional facilities are installed and placed into service (if ever), such revised specifications will be considered as the quality specifications for Customer Product with respect to the applicable Delivery Points under this Agreement for as long as required by such Downstream Facility.

(c) Nonconforming Product. Should, at any time during the Term, either Party become aware that any Product Tendered by Customer into the Mentor System does not meet any of the applicable quality specifications in Section 1.1(a) of the Operating Terms (as revised in accordance with Section 1.1(b) of the Operating Terms) when Tendered at the Receipt Points, such Party shall immediately notify the other Party of such failure and nonconforming Customer Product, and, if known, the extent of the deviation from such specifications. Upon any such notification, Customer shall determine the expected duration of such failure and notify Provider of the efforts Customer is undertaking to remedy such deficiency.

(d) Failure to Meet Specifications. If any Customer Product delivered into the Mentor System fails to meet any of the applicable quality specifications in Section 1.1(a) of the Operating Terms (as revised in accordance with Section 1.1(b) of the Operating Terms) when Tendered at the Receipt Points, Provider shall have the right to cease accepting such Product into the Mentor System or reject such Product from entering the Mentor System, as applicable.

(e) Acceptance of Nonconforming Product. Without limiting the rights and obligations of Provider pursuant to clause (d) immediately above, Provider may elect to accept receipt at any Receipt Point of Customer Product that fails to meet any of the quality specifications stated above. Such acceptance by Provider shall not be deemed a waiver of Provider’s right to refuse to accept non-specification Customer Product at a subsequent time.

Appendix I – Page 1

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(f) Liability for Nonconforming Product. With respect to any Customer Product that fails to meet the applicable quality specifications under this Section 1.1 of the Operating Terms when Tendered at the Receipt Points, Customer shall be responsible for (i) any fees charged by any Downstream Facility; (ii) any costs incurred by Provider and agreed to by Customer in order to avoid such fees for such Product; and (iii) any costs, expenses or damages incurred by Provider (including with respect to any damages incurred to the Mentor System). Additionally, Customer shall always be responsible for fees charged by a Downstream Facility due to non-specification Customer Product and will indemnify the Provider Group from Claims by a Downstream Facility arising from non-specification Customer Product.

(g) Liability for Nonconforming Commingled Product. With respect to any Customer Product that (i) fails to meet the quality specifications of any Downstream Facility under Section 1.1(b) of the Operating Terms, but (ii) meets the applicable quality specifications set forth in Section 1.1(a) of the Operating Terms (as revised in accordance with Section 1.1(b) of the Operating Terms) when Tendered at the applicable Receipt Point, Customer shall not be responsible for (A) any fees charged by any Downstream Facility as a result thereof; or (B) any other costs, expenses or damages incurred by Provider (including with respect to any damages incurred to the Mentor System) with respect to such commingled Product.

1.2 Nominations. “Nominations” or “Nominate” means a request submitted by Customer to Provider for the prospective provision of System Services to specific volumes of Customer Product on Receipt Point-by-Receipt Point and Delivery Point-by-Delivery Point bases. The Nomination procedure is as follows:

(a) Nomination Requirements. Each Nomination shall (i) be prepared by Customer and submitted to Provider as soon as possible in a mutually agreed form and (ii) contain customary information regarding the applicable receipt and/or shipment of Customer Product to or from the Mentor System and, including, at a minimum, the following: (A) the method of shipment (including trucking service provider details if received or shipped by truck and rail service provider details if received or shipped by rail), (B) the anticipated timing of arrival or departure, as applicable, of the shipment and any applicable Arrival Time, and (C) the quantity of Customer Product. Customer shall promptly notify Provider of any change(s) to any such information with respect to a Nomination. Notwithstanding anything to the contrary herein (x) the Nominations made by Customer shall, with respect to each Receipt Point and Delivery Point subject to such Nomination, be made at Daily rates that are reasonably even and constant, and (y) Customer may not make any Nomination in excess of the applicable capacity constraints for any Receipt Point or Delivery Point.

(b) Preliminary Nominations; Nomination Timing; Further Information.

(i) Customer shall use reasonable commercial efforts to notify Provider as far in advance as possible (but no less than 60 Days in advance) as to the amount of anticipated upcoming Nominations.

Appendix I – Page 2

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(ii) Nominations shall be submitted by Customer by facsimile or electronic mail to Provider between the hours of 7:30 am to 4:30 pm (CCT) and only on Business Days or at such other time(s) as the Parties may mutually agree.

(iii) Nominations shall be submitted no later than the 20th Day of the Month immediately prior to the Month in which Customer desires the applicable receipt or shipment to occur.

(iv) Following receipt of a Nomination, Provider will promptly notify Customer whether it requires further details in relation to the Nomination, in which case Customer shall promptly provide those details.

(c) Provider Compliance with Nominations. Notwithstanding anything in this Agreement to the contrary, Provider is not obligated to receive or deliver any Customer Product in accordance with a Nomination if (i) the information and certifications required by this Agreement have not been provided by Customer (including the information required by Section 1.2(a) of the Operating Terms), (ii) such Customer Product does not meet the applicable quality specifications in Section 1.1(a) of the Operating Terms (as revised in accordance with Section 1.1(b) of the Operating Terms), or (iii) any of the information provided by Customer with respect to such Nomination materially changes.

(d) Customer Compliance. Customer covenants and agrees that it shall, in relation to each requested receipt or delivery of Customer Product by Provider (i) act in accordance and in a manner consistent with the applicable Nomination, and (ii) observe and comply with (A) the terms and conditions of this Agreement, including these Operating Terms and the Service Interface Rules, (B) Applicable Requirements, and (C) the System Rules.

(e) Coordination with Receiving Transporters. The Parties recognize that Provider must coordinate its actions with those of the Downstream Facilities. Accordingly, upon 30 Days written Notice to Customer, Provider may modify provisions of this Agreement to implement standards promulgated and adopted by any Downstream Facility as it relates to the Mentor System or to otherwise coordinate the provisions of this Agreement with the operating conditions, rules, or tariffs of the Downstream Facilities, and Customer agrees to execute such amendment(s) to this Agreement proposed by Provider in good faith that reflect such modifications.

(f) Scheduling and Dispatch. Attached hereto as Appendix III are the Service Interface Rules that govern the scheduling and dispatch of trains and trucks at the Mentor System. In addition to the provisions of this Section 1.2 of the Operating Terms, the scheduling of Transloading Services at the Receipt Points and Delivery Points shall be governed by such attached Service Interface Rules.

1.3 Measurement Devices. The Parties agree that measurement of Product (a) at the Receipt Points shall be by outage rod with respect to each railcar with Product to be unloaded at the rail unloading facilities and thereafter stored in the Mentor Cavern (and compared to the bill of lading issued at the Tioga rail terminal to determine any losses) and (b) at the Delivery Points shall be by scale at the truck loading facilities; provided, however, that the Parties shall meet

Appendix I – Page 3

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from time to time to discuss if metering or other measurement devices are warranted for the measurement of the Product for which System Services are to be provided and how the costs and ownership of any such meters or other measurement devices shall be allocated between the Parties.

1.4 Measurement Procedures. All measurement of the volume of Product shall be in Gallons as provided above. Customer shall have the right to appoint an independent inspector to observe any measurement, sampling or testing of Product. The charges for any such independent inspector shall be paid by Customer.

1.5 Curtailment of Product. If capacity on the Mentor System is interrupted, curtailed or reduced, or capacity is insufficient for the needs of all customers desiring to use such capacity, the holders of Interruptible Service will be curtailed first, the holders of Firm Service shall be curtailed second, and the holders of Anchor Customer Firm Service shall be curtailed last. As among the holders of each of Anchor Customer Firm Service and Firm Service, the capacity available on the Mentor System to each such class of service under the preceding sentence shall be allocated among the holders of each such class of service on a pro rata basis, based on the percentage derived by dividing the Daily average volume of Product actually Tendered by each holder of the applicable class of service to Receipt Points during the prior 90 Day period by the total volume of such Product actually Tendered by all holders of the applicable class of service during such period to Receipt Points on the Mentor. As among holders of Interruptible Service, the capacity available to such service, if any, shall be allocated pro rata among the holders of such service based on the percentage derived by dividing the Daily average volume of Product actually Tendered by each holder of Interruptible Service to Receipt Points on the Mentor System during the prior 60 Day period by the total volume of such Product actually Tendered by all holders of Interruptible Service to Receipt Points on the Mentor System during such period.

1.6 Allocations. Allocations required for determining payments or fees due under this Agreement shall be made by Provider. This Section 1.6 of the Operating Terms shall be based upon the measurements taken and quantities determined for the applicable Month. The Storage Variation shall, with respect to each Month, be determined by the following formula: (a) the sum of (i) the aggregate of all Gallons of Product injected into the Mentor Cavern to receive Storage Services during such Month, plus (ii) the aggregate of all Gallons of Product remaining in storage at the Mentor Cavern at the beginning of such Month that were injected into the Mentor Cavern during prior Months, minus (b) the sum of (i) the aggregate Gallons of Product withdrawn from storage pursuant to the direction of the applicable customers on the Mentor System during such Month and redelivered by or on behalf of Provider to the Delivery Points during such Month, plus (ii) the aggregate of all Gallons of Product remaining in storage at the Mentor Cavern at the end of such Month.

Appendix I – Page 4

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APPENDIX II

DEFINITIONS

As used in this Agreement, capitalized words and terms shall have the meaning ascribed to such terms as set forth below.

“Adequate Assurance” has the meaning given such term in Section 15.2.

“Adequate Letter of Credit” means one or more direct-pay, irrevocable, standby letters of credit from a major U.S. commercial bank or a foreign bank with a U.S. branch office in either case having a credit rating of at least “A-” (or its equivalent successor rating) from Standard & Poor’s Corporation or “A3” (or its equivalent successor rating) from Moody’s Investor Services, Inc.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

“Agreement” has the meaning given such term in the preamble hereof.

“Anchor Customer Firm Service” means that type of System Service that (a) has the highest priority call on capacity of all of the Mentor System, (b) shall only be subject to interruption or curtailment by reason of an event of Force Majeure, necessary maintenance, or as otherwise expressly set forth in this Agreement, and (c) in any event, has a higher priority than Interruptible Service, Firm Service and any other permissible level of service established by Provider with respect to the Mentor System.

“Applicable Requirements” means (a) any applicable rail transportation provider’s or truck transportation provider’s operating and engineering standards, (b) any and all applicable local state and federal Laws, including Association of American Railroads, Federal Railroad Administration and U.S. Department of Transportation regulations and specifications, and (c) any applicable operating regulations or directions of any Governmental Authority.

“Arrival Time” means, in relation to a train or truck Nominated by Customer for the receiving or delivering of Customer Product to or from the Mentor System, as applicable, the date and time such train or truck is to arrive at the Mentor System ready for loading or offloading, as applicable, and dispatch.

“ASTM” means the American Society for Testing and Measurement.

“Bunching” means the accumulation of trains or trucks, as applicable, for loading or unloading of Customer Product contrary to existing Nominations and/or the terms and conditions of this Agreement, including the Operating Terms and the Service Interface Rules.

“Business Day” means a Day (other than a Saturday or Sunday) on which commercial banks in New York, New York are generally open for business.

Appendix II – Page 1

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“CCT” means the time in the Central Time Zone, whether actual or programmed as Central Standard Time or Daylight Savings Time, or such other time as the Parties may agree upon.

“Claiming Party” has the meaning given such term in Section 11.1.

“Confidential Information” has the meaning given such term in Section 16.5.

“Control” and its derivatives (a) with respect to any Person, mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise, and (b) with respect to any Product, mean the right or obligation (pursuant to a marketing, agency, operating, unit or similar agreement or otherwise) of a Person to market such Product; provided that such Person has elected or is obligated to market such Product on behalf of a Non-Party.

“CPI” has the meaning given such term in Section 4.1(c).

“Customer” has the meaning given such term in the preamble of this Agreement.

“Customer Group” has the meaning given such term in Section 13.3.

“Customer Guarantee” has the meaning given such term in Section 15.1.

“Customer Parent” has the meaning given such term in Section 15.1.

“Customer Product” has the meaning given such term in the recitals to this Agreement.

“Day” means a period of time beginning at 9:00 a.m. CCT on a calendar day and ending at 9:00 a.m. CCT on the succeeding calendar day. The term “Daily” shall have the correlative meaning.

“Delivery Fee” has the meaning given such term in Exhibit G.

“Delivery Point” means the points of delivery for the Product from the Mentor System into trucks or rail cars described on Exhibit C, which Exhibit may be updated from time to time by the Parties pursuant to this Agreement.

“Downstream Facility” means (a) any pipeline downstream of any Delivery Point on the Mentor System, or (b) any truck, rail car, tank car or other similar vehicle or piece of equipment designated by Customer to receive deliveries of Customer Product at any Delivery Point.

“Effective Time” has the meaning given such term in the preamble of this Agreement.

“Execution Date” has the meaning given such term in the preamble of this Agreement.

“Fees” mean, collectively, the Storage Fee and the Delivery Fee.

“Firm Service” means that type of System Service that (a) other than Anchor Customer Firm Service, has the highest priority call on capacity of all of the Mentor System, (b) shall only

Appendix II – Page 2

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be subject to interruption or curtailment by reason of an event of Force Majeure, necessary maintenance, or as otherwise expressly set forth in this Agreement, and (c) in any event, has a higher priority than Interruptible Service.

“Force Majeure” has the meaning given such term in Section 11.1.

“Gallon” means one United States gallon, which is the unit of volume used for the purpose of measurement of liquid. One United States liquid Gallon contains two hundred thirty-one (231) cubic inches when the liquid is at a temperature of 60 degrees Fahrenheit and at the vapor pressure of the liquid being measured.

“Gas” means any mixture of gaseous hydrocarbons.

“Governmental Authority” means any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

“GPA” means the Gas Processors Association.

“Group” means (a) with respect to Customer, the Customer Group, and (b) with respect to Provider, the Provider Group.

“Initial Term” has the meaning given such term in Section 2.2.

“Interest Rate” means, on the applicable date of determination (a) the prime rate (as published in the “Money Rates” table of The Wall Street Journal, eastern edition, or if such rate is no longer published in such publication or such publication ceases to be published, then as published in a similar national business publication as mutually agreed by the Parties), plus (b) an additional two percentage points (or, if such rate is contrary to any applicable Law, the maximum rate permitted by such applicable Law).

“Interruptible Service” means all obligations of Provider to provide System Services with respect to Product, which obligations are designated as interruptible and as to which obligations Provider may interrupt its performance thereof for any or no reason.

“Invoice” has the meaning given such term in Section 9.1.

“Laws” means any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.

“Loss” or “Losses” means any actions, claims, settlements, judgments, demands, liens, losses, damages, fines, penalties, interest, costs, expenses (including expenses attributable to the defense of any actions or claims), attorneys’ fees and liabilities, including Losses for bodily injury, death, or property damage.

“Mentor Cavern” has the meaning given such term in Section 2.1.

Appendix II – Page 3

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“Mentor Cavern Capacity” means 13,600,000 Gallons, as the same may be modified from time to time during the Term.

“Mentor Facilities” has the meaning given such term in Section 2.1.

“Mentor System” has the meaning given such term in Section 2.1.

“Month” means a period of time beginning at 9:00 a.m. CCT on the first Day of a calendar month and ending at 9:00 a.m. CCT on the first Day of the next succeeding calendar month. The term “Monthly” shall have the correlative meaning.

“Nominate” and its derivatives have the meaning given such terms in Section 1.2 of the Operating Terms.

“Non-Party” means any Person other than a Party to this Agreement.

“Notice” has the meaning given such term in Section 16.2.

“Operating Terms” means those additional terms and conditions applicable to the System Services provided under this Agreement, as set forth in Appendix I.

“Party” or “Parties” has the meaning given such term in the Preamble.

“Person” means any individual, corporation, company, partnership, limited partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

“Product” means natural gas liquids that are separated from Gas in the form of liquids and includes ethanes, propanes, butanes and natural gasolines among others.

“Product Loss” means any Product received into the Mentor System that is lost, deemed lost or otherwise not accounted for incident to, or occasioned by, the provision of the System Services, including through leaks, instrumentation, relief valves, evaporation, shrinkage, line loss, clingage, discoloration, deterioration, or blow downs of pipelines, vessels, or equipment; provided, however that “Product Loss” shall not include any Product that is lost as a result of Provider’s gross negligence or willful misconduct.

“Propane (HD5)” means Product meeting the applicable specifications set forth on Appendix IV.

“Provider” has the meaning given to it in the preamble of this Agreement.

“Provider Group” has the meaning given such term in Section 13.2.

“Rail Loading Point” means a Delivery Point that is marked as “Rail” in the “Truck / Pipeline / Rail” column on Exhibit C.

“Rail Unloading Point” means a Receipt Point that is marked as “Rail” in the “Truck / Pipeline / Rail” column on Exhibit B.

Appendix II – Page 4

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“Receipt Point” means the connecting flanges on the Mentor System that are described on Exhibit B, which Exhibit may be updated from time to time by the Parties pursuant to this Agreement.

“Secondary Term” has the meaning given such term in Section 2.2.

“Security Interest Exercise Notice” has the meaning given such term in Section 8.3(b).

“Service Interface Rules” means those additional terms and conditions applicable to the System Services provided under this Agreement, as set forth in Appendix III.

“Storage Fee” has the meaning given such term in Exhibit G.

“Storage Services” has the meaning given such term in Section 3.1(b).

“Storage Variations” has the meaning given such term in Section 4.2.

“Stored Inventory” has the meaning given such term in Section 8.3(a).

“System Fuel” means all Product and electric power utilized as fuel for the Mentor System; provided, however, that “System Fuel” shall not include any Product or electric power used as a result of Provider’s gross negligence or willful misconduct.

“System Rules” means the rules posted from time to time at the Mentor System or otherwise communicated to Customer by Provider, in each case, pertaining to access, safety, conduct and use of the Mentor System.

“System Services” has the meaning given such term in Section 3.1.

“Tender” and its derivatives mean the act of Customer’s making Customer Product available or causing Customer Product to be made available to the Mentor System at a Receipt Point.

“Term” has the meaning given such term in Section 2.2.

“Transloading Services” has the meaning given such term in Section 3.1(a).

“Transportation Event” means a leak, derailment, explosion or other failure, accident or incident occurring at any time or location and involving a truck, train or rail tank car that Customer brought or caused to be brought onto the Mentor System.

“Truck Loading Point” means a Delivery Point that is marked as “Truck” in the “Truck / Pipeline / Rail” column on Exhibit C.

“Truck Unloading Point” means a Receipt Point that is marked as “Truck” in the “Truck / Pipeline / Rail” column on Exhibit B.

“Uneconomic” has the meaning given such term in Section 7.1(b)(i).

Appendix II – Page 5

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“Year” means a period of time on and after January 1 of a calendar year through and including December 31 of the same calendar year; provided that the first Year shall commence on the Execution Date and run through December 31 of that calendar year, and the last Year shall commence on January 1 of the calendar year and end on the Day on which this Agreement terminates.

Appendix II – Page 6

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APPENDIX III

SERVICE INTERFACE RULES

1.1 Generally. These Service Interface Rules set forth certain rules and procedures according to which Provider will provide certain of the System Services to Customer.

1.2 Train Scheduling. Customer shall be responsible for arranging and coordinating rail transportation for any Customer Product (x) delivered by or on behalf of Customer to the Rail Unloading Points and/or (y) Nominated by Customer for redelivery to the Rail Loading Points.

(a) With respect to any Customer Product that is Nominated for (i) delivery to the Rail Unloading Points or (ii) redelivery to the Rail Loading Points, as applicable, Customer shall, as promptly as possible, keep Provider regularly informed as to (A) any rail transportation provider Customer has contracted to move its Product, and (B) the number and dimensions of any trains and rail tank cars that Customer has contracted to carry (or expects to contract to carry) such Customer Product.

(b) At all times during the Term, Customer shall have under contract with rail transportation providers sufficient trains and rail tank cars to move all Customer Product so Nominated by Customer (or expected to be Nominated by Customer) pursuant to this Agreement as Provider and Customer shall reasonably agree are necessary or advisable to (i) deliver all such Customer Product to the Mentor System in accordance with such Nominations, (ii) take away all such Customer Product from Mentor System in a timely manner, and (iii) prevent Bunching. In making such determinations, the Parties shall take into consideration all relevant factors, including: (A) the expected loading and offloading time of such trains and rail tank cars, and (B) bad car rates, maintenance and repair estimates and expected service interruption rates.

(c) Customer shall have an obligation to maintain at or near the Mentor System readily available spare parts for trains and rail tank cars consistent with reasonably anticipated repair and replacement needs, as notified to Customer or posted on Provider’s website from time to time. Customer shall promptly remove from the Mentor System any trains and rail tank cars requiring repairs, unless Customer has retained Provider to perform such repairs. In the event Customer does not have readily available at or near the Mentor System a spare part needed to repair a train and/or rail tank car, in addition to other remedies to which Provider may be entitled, Provider may bad order the applicable rail tank car.

(d) Customer shall use reasonable efforts to arrange rail transportation for all applicable Customer Product at such times and at such rates that are substantially even and coordinated with its Nominations applicable thereto and otherwise in a manner that prevents Bunching.

(e) Provider shall use its commercially reasonable efforts to schedule the Transloading Services consistent with the applicable Nominations of Customer.

Appendix III – Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

1.3 Truck Scheduling.

(a) For purposes of Nominated receipts and deliveries of Customer Product to the Truck Unloading Points or Truck Loading Points, as applicable, Customer shall be entitled to use the truck bays at the Truck Unloading Points and Truck Loading Points, as applicable, at such times as Provider shall reasonably schedule, subject to availability. Customer shall keep Provider regularly and promptly informed as to those times when Customer will not be using a truck bay at its previously Nominated and scheduled time.

(b) With respect to any Customer Product that is Nominated for receipt at, or delivery to, the Truck Unloading Points or Truck Loading Points, as applicable, Customer shall, as promptly as possible, keep Provider regularly informed as to (i) any truck transportation provider Customer has contracted to move such Customer Product, and (ii) the number and dimensions of any trucks that Customer has contracted to carry (or expects to contract to carry) such Customer Product.

(c) At all times during the Term, Customer shall have under contract with truck transportation providers sufficient trucks to move all Customer Product Nominated by Customer (or expected to be Nominated by Customer) pursuant to this Agreement as Provider and Customer shall reasonably agree are necessary or advisable to (i) bring all such Customer Product to the Mentor System in a timely manner, (ii) take away all such Customer Product from the Mentor System in a timely manner, and (iii) prevent Bunching. In making such determinations, the Parties shall take into consideration all relevant factors, including: (A) the expected loading and offloading time of such truck, and (B) maintenance and repair estimates and expected service interruption rates.

(d) Customer shall use reasonable efforts to arrange truck transportation for all such Customer Product at such times and at such rates that are substantially even and coordinated with its Nominations for receipt of such Customer Product at the Truck Unloading Points and Nominations for delivery of such Customer Product to the Truck Loading Points and otherwise in a manner that prevents Bunching.

(e) Provider shall use its commercially reasonable efforts to schedule the Transloading Services of Customer Product consistent with the applicable Nominations of Customer.

1.4 Train and Truck Loading.

(a) Customer shall use reasonable efforts to coordinate the arrival of all trucks and trains at the Mentor System in accordance with the agreed Nominations. Provider shall use its commercially reasonable efforts to accommodate such adjustments to arrival times as Customer’s rail or truck transportation provider may reasonably request. Customer shall provide Provider with as much advance notice as possible with respect to any alteration to any Nomination, including any change in the proposed Arrival Time, train or truck size, and rail tank car or truck dimensions. Customer shall additionally permit Provider to coordinate any alterations to an agreed Arrival Time directly with the applicable rail or truck transportation provider, as applicable.

Appendix III – Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(b) In accordance with such agreed arrival times, Customer shall have the right to bring its trains and trucks to the Mentor System for purposes of loading and unloading Customer Product (in accordance with and to the extent agreed in accordance with the Agreement, including the Nomination provisions hereof). Provider shall use its commercially reasonable efforts to provide the Transloading Services with respect to such Customer Product in a timely manner. Customer shall use reasonable efforts to cause all trucks and trains to depart from the Mentor System in a timely manner following the applicable loading of such Nominated Customer Product.

(c) Customer shall notify Provider of any Transportation Event as soon as possible, but in any event not less than one Business Day after the occurrence of such event.

Appendix III – Page 3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

APPENDIX IV

PRODUCT SPECIFICATIONS

GPA Liquefied Petroleum Gas Specifications

(This Table Extracted From GPA Standard 2140-97)

Product Characteristics	Propane (HD5)
Composition	Not less than 90 liquid volume percent propane; not more than 5 liquid volume percent propylene.
Vapor at 100°F, psig, max.	208
pressure
at 37.8ºC, kPa (ga) max.	1434
Volatile residue:
temperature at 95% °F, max.	-37
evaporation,
or °C, max.	-38.3
butane and heavier, liquid volume percent max.	2.5
pentane and heavier liquid volume percent max.	—
Residual matter:
residue on evaporation of 100 ml, max.	0.05 ml
oil stain observation	pass (1)
Corrosion, copper strip, max.	No. 1
Total sulfur, ppmw	123
Moisture content	pass
Free water content	—

(1)	An acceptable product shall not yield a persistent oil ring when 0.3 ml of solvent residue mixture is added to a filter paper in 0.1 increments and examined in daylight after 2 minutes as described in ASTM D-2158.

Appendix IV – Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT A-1

MENTOR CAVERN

The Mentor Cavern is located at 16545 Highway 2, Mentor, Minnesota in Section 26 of T149N – R43W. The Mentor Cavern is a 40 acre Product transloading and storage terminal located in Mentor, Minnesota. Mentor Cavern has underground working storage capacity of approximately 13,600,000 Gallons.

Exhibit A-1 – Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT A-2

MENTOR FACILITIES

The Mentor Facilities consist of a Product rail loading/unloading terminal where Products are delivered via railcar. The Product is then transferred into an above ground storage tank where it is either injected into the Mentor Cavern or delivered directly to a truck loading rack to be transferred for sale. If Product is injected into the Mentor Cavern and it is to be withdrawn for sale, it must pass through a dehydration unit prior to being delivered to the truck loading rack.

The Mentor Facilities include three above ground storage tanks with a total Product storage capacity of approximately 168,000 Gallons. Additionally, the Mentor Facilities have 11 Product rail unloading racks, ladder trackage for the storage of 30 rail cars, two Product truck loading racks (one of which is used for both loading and unloading Products), a dehydration facility, a driver’s lounge, an office building; and a water storage tank.

Exhibit A-2 – Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT B

RECEIPT POINTS

Receipt Point Name	Rct. Pt. Location	Originating Facility	Truck/ Pipeline/ Rail	Meter Type	Existing/ Future
1. North 1 (N1)	Mentor Facility	Various	Rail	Outage Rod	Existing
2. North 2 (N2)	Mentor Facility	Various	Rail	Outage Rod	Existing
3. North 3 (N3)	Mentor Facility	Various	Rail	Outage Rod	Existing
4. North 4 (N4)	Mentor Facility	Various	Rail	Outage Rod	Existing
5. North 5 (N5)	Mentor Facility	Various	Rail	Outage Rod	Existing
6. North 6 (N6)	Mentor Facility	Various	Rail	Outage Rod	Existing
7. South 1 (S1)	Mentor Facility	Various	Rail	Outage Rod	Existing
8. South 2 (S2)	Mentor Facility	Various	Rail	Outage Rod	Existing
9. South 3 (S3)	Mentor Facility	Various	Rail	Outage Rod	Existing
10. South 4 (S4)	Mentor Facility	Various	Rail	Outage Rod	Existing
11. South 5 (S5)	Mentor Facility	Various	Rail	Outage Rod	Existing
12. West Truck Bay	Mentor Facility	Various	Truck	Scale	Existing

***	Any Product Tendered to the Receipt Points listed above must not exceed 115 PSI at 60 degrees Fahrenheit or 210 PSI at 100 degrees Fahrenheit.

Exhibit B – Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT C

DELIVERY POINTS

Delivery Point Name	Del. Pt. Location	Downstream Facility	Truck/ Pipeline/ Rail	Meter Type	Existing/ Future
1. East Truck Bay #1	Mentor Facility	Various	Truck	Scale	Existing
2. East Truck Bay #2	Mentor Facility	Various	Truck	Scale	Future
3. West Truck Bay	Mentor Facility	Various	Truck	Scale	Existing
4. North 1 (N1)	Mentor Facility	Various	Rail	Outage Rod	Existing
5. North 2 (N2)	Mentor Facility	Various	Rail	Outage Rod	Existing
6. North 3 (N3)	Mentor Facility	Various	Rail	Outage Rod	Existing
7. North 4 (N4)	Mentor Facility	Various	Rail	Outage Rod	Existing
8. North 5 (N5)	Mentor Facility	Various	Rail	Outage Rod	Existing
9. North 6 (N6)	Mentor Facility	Various	Rail	Outage Rod	Existing
10. South 1 (S1)	Mentor Facility	Various	Rail	Outage Rod	Existing
11. South 2 (S2)	Mentor Facility	Various	Rail	Outage Rod	Existing
12. South 3 (S3)	Mentor Facility	Various	Rail	Outage Rod	Existing
13. South 4 (S4)	Mentor Facility	Various	Rail	Outage Rod	Existing
14. South 5 (S5)	Mentor Facility	Various	Rail	Outage Rod	Existing

***	Any Product delivered to the Delivery Points listed above must not exceed 115 PSI at 60 degrees Fahrenheit or 210 PSI at 100 degrees Fahrenheit.

Exhibit C – Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT D

INSURANCE

Each of the Parties shall maintain or self-insure, and shall require its applicable subcontractors or agents who (a) in the case of Provider, are providing any of the System Services hereunder, or (b) in the case of Customer, are delivering any Product to the Receipt Points and/or receiving any Product at the Delivery Points hereunder, in each case, to maintain or self-insure, during the Term, the following insurance coverage:

1.	Workers’ Compensation Insurance, covering obligations under all applicable Laws and employer’s liability insurance in the amount of $1,000,000 per occurrence.

2.	General Liability Insurance, including contractual liability, with limits of $1,000,000 combined single limit per occurrence bodily injury and property damage with a $2,000,000 annual aggregate.

3.	Automobile Liability Insurance, with limits of $1,000,000 combined single limit per occurrence bodily injury and property damage. Such automobile insurance will apply to all owned and non-owned vehicles.

Exhibit D – Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT E

FORM OF CUSTOMER GUARANTEE

GUARANTY

In consideration of Hess Mentor Storage LLC (“Beneficiary”) agreeing at the request of Hess Corporation, 1185 Avenue of the Americas, New York, NY 10036 (“Guarantor”) to enter into and execute that certain Storage Services Agreement, dated             , 2014 (the “Agreement”) with Solar Gas, Inc., a Nevada Corporation (“Obligor”), Guarantor does hereby guarantee to Beneficiary, irrevocably and unconditionally, except as set forth in this Guaranty, the payment, upon Beneficiary’s demand, by Obligor of all obligations of Obligor to Beneficiary under the Agreement, whether now in existence or hereafter arising (the “Guaranteed Obligation”).

Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation to which it may apply, and, except as provided in this Guaranty, waives presentment, demand for payment, protest, notice of dishonor, non-payment or non-performance of any such obligation, suit or the taking of other action by Beneficiary against, and any other notice to, Obligor, Guarantor or others.

Beneficiary may at any time and from time to time without notice or consent of Guarantor (a) agree with Obligor to make any change in, or amend, the terms of any Guaranteed Obligation, (b) take or fail to take any action in respect of any security for any Guaranteed Obligation, (c) exercise or refrain from exercising any rights against Obligor or others under the Agreement, or (d) compromise or subordinate any Guaranteed Obligation, including any security therefor, with the assurance that the obligation of Guarantor to Beneficiary will not be impaired or compromised beyond that which is ultimately agreed to between Beneficiary and Obligor.

This guaranty shall continue in full force and effect until the date of termination of the Guaranteed Obligation. It is understood, however, that notwithstanding any such expiration or termination taking effect, this Guaranty shall continue in full force and effect with respect to any Guaranteed Obligation guaranteed hereunder which have been incurred, arise or otherwise relate to any period prior to such expiration or termination becoming effective. Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time the payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be reinstated or returned due to bankruptcy or insolvency laws or otherwise.

This Guaranty is one of payment and not one of collection. Beneficiary may make written demand directly on Guarantor for such payment upon default by Obligor of any Guaranteed Obligation. In addition, Guarantor, upon demand, will reimburse Beneficiary for reasonable attorney fees necessarily incurred by Beneficiary in collection of payments or enforcement of performance hereunder. Except as to applicable statutes of limitation, delay by Beneficiary in making demand will not alter Guarantor’s obligation under this Guaranty and Beneficiary will not be required to exhaust any remedies it may have against Obligor.

Notices and demands are to be made (i) via personal delivery, express courier or certified mail, postage prepaid and return receipt requested, with such method of delivery effective upon receipt, or (ii) via electronic mail, with such method of delivery effective upon confirmation of receipt (but only if followed by transmittal by personal delivery or express courier for delivery on the next business day). Any notice to Guarantor or demand on Guarantor must be made to the following address, to the attention of Vice President, Chief Risk Officer: Hess Corporation, 1185 Avenue of the Americas, New York, NY 10036, RiskLegal@hess.com.

Exhibit E – Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN CONFORMITY WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS DOCTRINE WHICH WOULD APPLY THE LAWS OF ANOTHER JURISDICTION. GUARANTOR HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND TO FEDERAL COURTS LOCATED WITHIN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK.

EACH OF GUARANTOR AND BENEFICIARY HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH OF GUARANTOR AND BENEFICIARY (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT GUARANTOR AND BENEFICIARY, AS APPLICABLE, HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

No term of provision of this Guaranty may be waived, amended, supplemented or otherwise modified except in a writing signed by Guarantor and Beneficiary.

This Guaranty embodies the entire terms of the guaranty of payment by Guarantor to Beneficiary for the Guaranteed Obligation, superseding any related prior understandings or agreements.

This Guaranty is executed effective as of                     , 2014.

HESS CORPORATION

Exhibit E – Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT F

NOTICE INFORMATION

If to Provider:

Hess Mentor Storage LLC

1501 McKinney Street

Houston, Texas 77010

Attn:	Senior Commercial Manager
Fax:	713) 496-8028
Email:	john.cable@hess.com

with a copy to:

Hess Mentor Storage LLC

1501 McKinney Street

Houston, Texas 77010

Attn:	Operations Director
Fax:	(713) 496-8028
Email:	jtamborski@hess.com

If to Customer:

Solar Gas, Inc. 1501 McKinney Street Houston, Texas 77010 Attn: Director NGL Marketing Fax: (866) 581-8748 Email: mgassaway@hess.com with copies to:

Solar Gas, Inc. 1501 McKinney Street Houston, Texas 77010 Attn: Operations Scheduler Fax: (866) 581-8748 Email: ssalch@hess.com	Solar Gas, Inc. 1501 McKinney Street Houston, Texas 77010 Attn: Supervisor Operations – Solar Fax: (866) 581-8748 Email: sromska@hess.com

Exhibit F – Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT G

FEES

FEE TYPE:	FEE AMOUNT:
Storage Fee	$**/Gallon
Delivery Fee	$**/Gallon

Exhibit G – Page 1